WILSONMORGAN LLP

Certified Public Accountants / Business Consultants
Registered Firm PCAOB

June 28, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street Northeast
Washington, DC 20549-2000

RE: Victory Energy Corporation
File No. 2-76219-NY

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Victory Energy Corporation dated June 27, 2013, for the event that occurred on June 27, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

Wilson Morgan LLP

Wilson Morgan LLP

1920 Main Street • Suite 950 • Irvine, California 92614 • 949.428.7400 • Fax 949.428.7401
www.wilsonmorgancpas.com